Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2014 FOURTH QUARTER AND FULL YEAR AND
PROVIDES INITIAL FISCAL 2015 GUIDANCE

Melville, New York – October 9, 2014 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2014.

Net sales for the fourth quarter and full year of fiscal 2014 were $89.4 million and $347.2 million, respectively, as compared to $84.4 million and $319.8 million for the same periods in fiscal 2013. The year-over-year increase reflects higher sales in the Company's telecommunications transmission and RF microwave amplifiers segments, partially offset by lower sales in its mobile data communications segment.

The Company reported GAAP diluted EPS of $0.48 and $1.37 for the fourth quarter and full fiscal year ended July 31, 2014, respectively, as compared to $0.28 and $0.97 for the comparative periods in fiscal 2013.

The Company also announced initial financial guidance for its July 31, 2015 fiscal year. The Company projects that sales for fiscal 2015 will be between $355.0 million and $370.0 million. GAAP diluted EPS is expected to be between $1.70 and $1.86. Adjusted EBITDA for fiscal 2015 is expected to be in the range of $63.0 million to $67.0 million.

In commenting on the Company's fiscal 2014 performance and fiscal 2015 business outlook, Fred Kornberg, President and Chief Executive Officer, stated, "We are extremely pleased with our financial results in fiscal 2014. As we look to fiscal 2015, we see momentum continuing and expect that fiscal 2015 will be a year of growth, both on the top and bottom lines."

- more -

Selected Fiscal 2014 Fourth Quarter and Full Year Financial Metrics and Other Items

•	Backlog as of July 31, 2014 was $133.4 million compared to $189.7 million as of July 31, 2013.

•
Total bookings for the three and twelve months ended July 31, 2014 were $62.1 million and $290.9 million, respectively, compared to $144.0 million and $355.6 million for the three and twelve months ended July 31, 2013, respectively.

•
Adjusted EBITDA was $16.7 million and $61.3 million for the three and twelve months ended July 31, 2014, respectively, as compared to $14.0 million and $52.2 million for the three and twelve months ended July 31, 2013, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate in the fourth quarter of fiscal 2014 was 33.0%, which includes a net discrete tax benefit of $0.3 million. The Company's effective income tax rate of 34.7% for the twelve months ended July 31, 2014 reflects a net discrete tax benefit of $0.3 million. The Company's effective income tax rate, excluding discrete tax items in fiscal 2014, was 35.5% and this rate is expected to decrease to approximately 35.0% in fiscal 2015.

•
During the three months ended July 31, 2014, the Company repurchased 397,778 shares of its common stock in open-market transactions with an average price per share of $31.69 and at an aggregate cost of $12.6 million (including transaction costs).

•
In fiscal 2014, $150.0 million principal amount of the Company's 3.0% convertible senior notes were redeemed or repurchased for cash and $50.0 million principal amount were converted by the holders into 1,570,904 shares of the Company's common stock. As of July 31, 2014, none of the Company's 3.0% convertible senior notes remain outstanding.

•	As of July 31, 2014, the Company had $154.5 million of cash and cash equivalents which does not reflect the quarterly dividend payment of $4.8 million that was paid on August 19, 2014.

•	As of October 8, 2014, the Company can repurchase approximately $13.7 million of additional common stock pursuant to its stock repurchase program.

•	The Company's fiscal 2015 initial financial guidance does not include any expenses or impact associated with the Company's ongoing strategic alternative analysis.

Additional information about the Company’s fiscal 2015 guidance is included in the Company’s fourth quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

- more -

Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, October 10, 2014. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 723-1517 or (402) 220-2659. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's large contracts; risks associated with the Company's obligations under its revolving credit facility; risks associated with the Company's current exploration of strategic alternatives, and other factors described in the Company's filings with the Securities and Exchange Commission.

- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2014	2013	2014	2013

Net sales	$89,378,000	84,411,000	347,150,000	319,797,000
Cost of sales	50,033,000	49,051,000	195,712,000	178,967,000
Gross profit	39,345,000	35,360,000	151,438,000	140,830,000

Expenses:
Selling, general and administrative	17,280,000	15,648,000	67,147,000	63,265,000
Research and development	8,444,000	8,341,000	34,108,000	36,748,000
Amortization of intangibles	1,561,000	1,582,000	6,285,000	6,328,000
	27,285,000	25,571,000	107,540,000	106,341,000

Operating income	12,060,000	9,789,000	43,898,000	34,489,000

Other expenses (income):
Interest expense	295,000	2,013,000	6,304,000	8,163,000
Interest income and other	(156,000)	(289,000)	(913,000)	(1,167,000)

Income before provision for income taxes	11,921,000	8,065,000	38,507,000	27,493,000
Provision for income taxes	3,933,000	2,909,000	13,356,000	9,685,000

Net income	$7,988,000	5,156,000	25,151,000	17,808,000

Net income per share:
Basic	$0.50	0.31	1.58	1.05
Diluted	$0.48	0.28	1.37	0.97

Weighted average number of common shares outstanding – basic	16,124,000	16,434,000	15,943,000	16,963,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,671,000	22,620,000	20,906,000	23,064,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.275	1.175	1.10

- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(Audited)

	July 31, 2014	July 31, 2013
Assets
Current assets:
Cash and cash equivalents	$154,500,000	356,642,000
Accounts receivable, net	54,887,000	49,915,000
Inventories, net	61,332,000	65,482,000
Prepaid expenses and other current assets	9,947,000	7,428,000
Deferred tax asset, net	10,178,000	10,184,000
Total current assets	290,844,000	489,651,000

Property, plant and equipment, net	18,536,000	20,333,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	26,220,000	32,505,000
Deferred financing costs, net	65,000	1,093,000
Other assets, net	833,000	879,000
Total assets	$473,852,000	681,815,000

Liabilities and Stockholders’ Equity
Current liabilities:
Convertible senior notes, current	$—	200,000,000
Accounts payable	18,902,000	18,390,000
Accrued expenses and other current liabilities	29,803,000	29,892,000
Dividends payable	4,844,000	4,531,000
Customer advances and deposits	12,610,000	14,749,000
Interest payable	29,000	1,529,000
Total current liabilities	66,188,000	269,091,000

Other liabilities	4,364,000	3,958,000
Income taxes payable	2,743,000	2,963,000
Deferred tax liability, net	3,632,000	1,741,000
Total liabilities	76,927,000	277,753,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,016,469 shares and 29,066,792 shares at July 31, 2014 and 2013, respectively	3,102,000	2,907,000
Additional paid-in capital	421,240,000	363,888,000
Retained earnings	409,443,000	403,398,000
	833,785,000	770,193,000
Less:
Treasury stock, at cost (14,857,582 shares and 12,608,501 shares at July 31, 2014 and 2013, respectively)	(436,860,000)	(366,131,000)
Total stockholders’ equity	396,925,000	404,062,000
Total liabilities and stockholders’ equity	$473,852,000	681,815,000
- more -

COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2014	2013	2014	2013

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$7,988,000	5,156,000	25,151,000	17,808,000
Income taxes	3,933,000	2,909,000	13,356,000	9,685,000
Net interest expense and other	139,000	1,724,000	5,391,000	6,996,000
Amortization of stock-based compensation	1,177,000	885,000	4,263,000	3,130,000
Depreciation and other amortization	3,249,000	3,460,000	13,006,000	14,165,000
Strategic process expenses	225,000	—	225,000	—
Restructuring (benefit) charges related to the wind-down of microsatellite product line	—	(111,000)	(56,000)	458,000
Adjusted EBITDA	$16,711,000	14,023,000	61,336,000	52,242,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, strategic process expenses and restructuring (benefits) charges related to the wind-down of the microsatellite product line of the Company’s mobile data communications segment. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
###